Report of Independent
Registered Public Accounting Firm

To the Shareholders and Board of Trustees of Federated Intermediate Government Fund, Inc:

In planning and performing our audits
of the financial statements of Federated
Intermediate Government Fund, Inc.
(the "Fund") as of and for the
year ended February
28, 2009, in accordance with the
standards of the Public Company
Accounting Oversight
Board (United States), we considered
the Fund's internal control over
financial reporting,
including controls over safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an
opinion on the effectiveness of
the Fund's internal control
over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is
responsible for establishing
and maintaining effective
internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A company's internal control
over financial reporting
includes those policies and procedures
that (1) pertain to the
maintenance of records that,
in reasonable detail, accurately and
fairly reflect the transactions
and dispositions of the
assets of the company; (2) provide
reasonable assurance that
transactions are recorded as
necessary to permit preparation
of financial statements in
accordance with generally
accepted accounting principles, and
that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of
changes in conditions, or that the
degree of compliance with the
policies or procedures
may deteriorate.

A deficiency in internal control
over financial reporting exists
when the design or
operation of a control does not
allow management or employees,
in the normal course of
performing their assigned functions,
to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency,
or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.



Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).
However, we noted no deficiencies
in the Fund's internal control
over financial reporting
and its operation, including
controls over safeguarding securities
that we consider to be a
material weakness as defined
above as of February 28, 2009.

This report is intended solely for
the information and use of
management and the Board
of Trustees of the Fund and the
Securities and Exchange Commission
and is not intended
to be, and should not be, used by
anyone other than these specified parties.



Ernst & Young LLP

Boston, Massachusetts
April 17, 2009